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                                                                    Exhibit 23.1

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our reports dated January 23, 1998, accompanying the financial statements and schedule included in the Annual Report of The Sportsman's Guide, Inc. on Form 10-K for the fiscal year ended December 28, 1997. We hereby consent to the incorporation by reference of said reports in the Registration Statements of The Sportsman's Guide, Inc. on Forms S-8 (File No. 333-26311, effective May 1, 1997, File No. 333-26313, effective May 1, 1997,
File No. 333-26315, effective May 1, 1997, File No. 333-26317, effective May 1, 1997 and File No. 333-39765, effective November 7, 1997).




Minneapolis, Minnesota
March 5, 1998